EXHIBIT 32

SECTION 906 CERTIFICATIONS OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS

        In connection with the Annual Report on Form 10-K of Tredegar Corporation (the “Company”) for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Norman A. Scher, President and Chief Executive Officer of the Company, and I, D. Andrew Edwards, Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

        (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

        (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tredegar Corporation.

Date: February 18, 2004

/s/ Norman A. Scher —————————————— Norman A. Scher President and Chief Executive Officer (Principal Executive Officer)

/s/ D. Andrew Edwards —————————————— D. Andrew Edwards Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)